UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009

TeleCommunication Systems, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	000-30821 (Commission File Number)	52-1526369 (IRS Employer Identification No.)
275 West Street
Annapolis, Maryland 21401
(Address of principal executive offices, including zip code)
(410) 263-7616
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 10, 2009, TeleCommunication Systems, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $103.5 million aggregate principal amount of its 4.5% Convertible Senior Notes due 2014 (the “Notes”) to the initial purchasers named therein (the “Initial Purchasers”). The aggregate principal amount of the notes issued reflects the full exercise of the $13.5 million over-allotment option granted to the Initial Purchasers with respect to the Notes. The Purchase Agreement contains customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The closing of the sale of the Notes occurred on November 16, 2009. The Notes were issued pursuant to an indenture, dated as of November 16, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes bear interest at a rate of 4.5% per year, payable semiannually in arrears in cash on November 1st and May 1st of each year, beginning on May 1, 2010.
Holders may convert the Notes at their option on any day prior to the close of business on the second “scheduled trading day” (as defined in the Indenture) immediately preceding November 1, 2014. The conversion rate will initially be 96.637 shares of Class A common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $10.348 per share of Class A common stock. While this represents an approximately 30% conversion premium over the closing price of the Company’s Class A common stock on November 10, 2009 of $7.96 per share, the effect of the convertible note hedge and warrant transactions described below increased the effective conversion premium of the Notes to 60% above the November 10th closing price, to $12.74 per share.
Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. In addition, upon a “make-whole adjustment event” (as defined in the Indenture) prior to the maturity date of the Notes, we will increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole adjustment event.
The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued interest, if any, to be immediately due and payable. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Certain affiliates of the Initial Purchasers have performed, and may continue to perform in the future, investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses.
The Notes and the shares of the Company’s Class A common stock, par value $0.01 per share issuable upon conversion of the Notes, as described below and as more fully set forth in the Indenture (as defined below), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to the Class A common stock with certain counterparties (collectively, the “Hedge Dealers”). The convertible note hedge transactions cover, subject to adjustments, 10,001,303 shares of Class A common stock. Copies of the confirmations of the convertible note hedge transactions with each Hedge Dealer, which confirmations were entered into (i) on November 10, 2009 and (ii) on November 11, 2009, as a result of the exercise of the over-allotment option, are attached hereto as Exhibits 10.2(a), (b) and (c) and 10.4(a) and (b), respectively, and are incorporated herein by reference.
In connection with the sale of the Notes, the Company also entered into separate warrant transactions with certain counterparties (collectively, the “Warrant Dealers”). The Company sold to the Warrant Dealers, warrants to purchase in the aggregate 10,001,303 shares of Class A common stock, subject to adjustments, at an exercise price of $12.736 per share of Class A common stock. The Company offered and sold the warrants to the counterparties in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Copies of the confirmations of the warrant transactions with each Warrant Dealer, which confirmations were entered into (i) on November 10, 2009 and (ii) on November 11, 2009, as a result of the exercise of the over-allotment option, are attached hereto as Exhibits 10.3(a), (b) and (c) and 10.5(a) and (b), respectively, and are incorporated herein by reference.
The Company used a portion of the gross proceeds of the offering to pay the Company’s cost of the convertible note hedge transactions. The convertible note hedge and the warrant transactions are separate transactions, each entered into by the Company with the counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The convertible note hedges are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of the Notes in the event that the volume weighted average price per share of the Company’s Class A common stock, as measured under the convertible note hedges, at the time of exercise is greater than the strike price of the convertible note hedges, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments. If, however, the volume weighted average price per share of the Company’s Class A common stock exceeds the strike price of the warrant transactions when the warrant transactions are exercisable, the Company will be required to issue shares of the Company’s Class A common stock to the counterparties, and those issuances will have a dilutive effect on our earnings per share.
The foregoing summaries of the Purchase Agreement, the Indenture, the Call Options and the Warrants set forth above are qualified in their entirety by reference to the full text of the Purchase Agreement, the Indenture, the confirmations of the convertible note transactions and the warrants, copies of which are attached hereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 8.01. Other Events.
On November 16, 2009, the Company issued a press release announcing the closing of the private placement of the Notes. The full text of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

4.1	Indenture dated as of November 16, 2009, by and between the Company and The Bank of New York Mellon Trust Company, as Trustee.

10.1	Purchase Agreement dated as of November 10, 2009, by and among the Company and Oppenheimer & Co. Inc. and Raymond James & Associates, Inc.

10.2(a)	Convertible Bond Hedging Transaction Confirmation dated November 10, 2009, by and between the Company and Deutsche Bank AG, London Branch.

10.2(b)	Convertible Bond Hedging Transaction Confirmation dated November 10, 2009, by and between the Company and Société Générale.

10.2(c)	Convertible Bond Hedging Transaction Confirmation dated November 10, 2009, by and between the Company and Royal Bank of Canada.

10.3(a)	Confirmation of Warrants dated November 10, 2009, by and between the Company and Deutsche Bank AG, London Branch.

10.3(b)	Confirmation of Warrants dated November 10, 2009, by and between the Company and Société Générale.

10.3(c)	Confirmation of Warrants dated November 10, 2009, by and between the Company and Royal Bank of Canada.

10.4(a)	Convertible Bond Hedging Transaction Confirmation dated November 11, 2009, by and between the Company and Deutsche Bank AG, London Branch.

10.4(b)	Convertible Bond Hedging Transaction Confirmation dated November 11, 2009, by and between the Company and Société Générale.

10.5(a)	Confirmation of Warrants dated November 11, 2009, by and between the Company and Deutsche Bank AG, London Branch.

10.5(b)	Confirmation of Warrants dated November 11, 2009, by and between the Company and Société Générale.

99.1	Press Release dated November 16, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.
By:	/s/ Bruce A. White
	Name:	Bruce A. White
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: November 16, 2009